UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026 (October 26, 2026)

ADM TRONICS UNLIMITED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17629	22-1896032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224-S Pegasus Ave., Northvale, New Jersey 07647
(Address of principal executive offices) (Zip Code)

(201) 767-6040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 26, 2026, ADM Tronics Unlimited, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) for a private placement providing for an initial closing and one or more subsequent closings on a rolling basis (the “Private Placement”). Under the Purchase Agreement, the Company agreed to sell (i) shares of its common stock, par value $0.0005 per share (“Common Stock”), at $0.10 per share (the “Shares”) or, at a Purchaser’s election, pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) at $0.099 per Pre-Funded Warrant, and (ii) accompanying warrants (the “Warrants”) to purchase a number of shares of Common Stock equal to 50% of the Shares and shares underlying the Pre-Funded Warrants purchased. The Private Placement targets aggregate gross proceeds of approximately $5.0 million, subject to a maximum of $5.4 million or such lesser amount as is necessary to ensure that the Company has sufficient authorized shares.

On October 27, 2026, the Company consummated the initial closing (the “Initial Closing”), issuing 13,000,000 Shares and Warrants to purchase 6,500,000 shares of Common Stock to three Purchasers, for gross proceeds of $1,300,000. No Pre-Funded Warrants were issued at the Initial Closing. Conditions to the Initial Closing included the reconstitution of the Company’s Board of Directors (the “Board”) described in Item 5.02 below, the Company’s entry into director and officer indemnification agreements and binding of insurance, the establishment of a segregated account for subscription proceeds (the “Designated Account”), the execution of the Voting Agreement described below by the Company and Andre’ DiMino and the delivery by Mr. DiMino of the employment acknowledgment described in Item 5.02. The Company’s obligation to sell securities to each Purchaser at any closing is also conditioned on that Purchaser’s becoming a party to the Voting Agreement.

On October 28, 2026, the Company consummated a subsequent closing (each such closing, a “Subsequent Closing” and, together with the Initial Closing, the “Closings”), issuing 2,500,000 Shares and Warrants to purchase 1,250,000 shares of Common Stock, for gross proceeds of $250,000. The Company may hold additional Subsequent Closings on a rolling basis, at which existing investors may make additional investments and additional investors may join on the terms of the Purchase Agreement.

The Private Placement will terminate no later than December 31, 2026, and will terminate earlier if the maximum offering amount is raised or the Company elects to end the offering after all accepted subscriptions have been consummated or otherwise terminated in accordance with the Purchase Agreement. No Closing may occur after the offering terminates. Any unconsummated purchase and sale obligations automatically terminate when the offering terminates, and funds received for securities not issued must be promptly returned, without affecting completed Closings or surviving obligations.

The Company intends to use the net proceeds from the Private Placement for working capital, transaction costs and expansion into new deep technology areas. The Company has reserved up to $500,000 of the net proceeds to fund the Legacy Business (as defined below). As required by the Purchase Agreement, at the Initial Closing the Company transferred $200,000 of the reserved amount from the Designated Account to its existing operating account (the “Legacy Transfer”). The remaining $300,000 will become available, if at all, once the aggregate gross proceeds actually received by the Company at all Closings reach $5,000,000 and, if that threshold is reached before the reorganization of the Legacy Business, will be transferred to the same operating account on the same terms.

Until the reorganization of the Legacy Business, Mr. DiMino has sole discretion, without Board approval, over the use of the transferred amounts for the Legacy Business. Any portion of the reserved amount not yet transferred will remain in the Designated Account, subject to the funding conditions in the Purchase Agreement and the Legacy Rights Agreement.

The authorized signatories on the Designated Account are Mr. DiMino, Michael Burychka and Greg Wasson, and each disbursement before the reorganization of the Legacy Business requires the authorization of two of them. Until the Board Effective Time (as defined in Item 5.02), disbursements from the Designated Account other than for permitted uses, and any change to its authorized signatories, require the consent of the Anchor Investor (as defined below).

From the Board Effective Time, for so long as Wasson Enterprise, LLC, Greg Wasson and Greg Wasson’s spouse, together with their respective affiliates (collectively, the “Anchor Investor”), beneficially own, in the aggregate and without duplication, at least 50% of the aggregate Shares and shares underlying Pre-Funded Warrants purchased by any of them at the closings of the Private Placement, as adjusted for stock splits and similar events, the Anchor Investor may designate one director, initially Greg Wasson. Transfers among members of the Anchor Investor do not reduce their aggregate holdings or increase the aggregate purchase baseline. Purchasers investing $250,000 or more receive management access and inspection rights. Purchasers investing $1,000,000 or more may designate a non-voting Board observer for up to three years (except that the Anchor Investor may not do so while its designee serves on the Board) and have pro rata participation rights in subsequent Company financings, excluding issuances at Closings under the Purchase Agreement, for 36 months after the last Closing actually consummated. The Anchor Investor members are treated collectively as one Purchaser for those information, observer and participation rights, with investments and beneficial holdings aggregated without duplication. Wasson Enterprise, LLC alone exercises the collective Anchor Investor rights on behalf of all members, including giving binding consents and designating the director.

Purchasers also have piggyback registration rights, but the Company is not obligated to file a resale registration statement.

The Company also agreed, among other things, (i) until the Board Effective Time, not to take specified actions outside the ordinary course without the Anchor Investor’s consent, (ii) to maintain the quotation of the Common Stock on the OTCQB Market, (iii) to reserve 100% of the shares underlying the Warrants and Pre-Funded Warrants, (iv) to use commercially reasonable efforts to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) by March 31, 2027 and (v) to use good faith efforts to preserve its net operating loss carryforwards under Section 382 of the Internal Revenue Code. Following the Board Effective Time, the Company also expects to adopt an equity incentive plan with a share reserve expected to be between 10% and 15% of its issued and outstanding Common Stock on a fully diluted basis, with the final reserve to be determined by the Board upon adoption.

In connection with the PIPE Financing, the Company has agreed to reorganize its existing device, chemical and engineering business (the “Legacy Business”) into a ring-fenced, wholly owned subsidiary (the “Legacy Subsidiary”) once it is satisfied that the Legacy Business’s regulatory certifications will continue without lapse. Subject to specified conditions, the Company has agreed to fund up to $500,000 to the Legacy Subsidiary through the purchase of Series A Redeemable Preferred Stock (the “Legacy Preferred Stock”), which will accrue a 4% cumulative dividend and be redeemable from the Legacy Subsidiary’s excess cash. Amounts transferred to the Legacy Business before the reorganization, including the Legacy Transfer, count toward that $500,000 and will be exchanged for Legacy Preferred Stock at the reorganization.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations, which were made solely for the benefit of the parties, may be qualified by confidential disclosure schedules and should not be relied upon by investors as statements of fact.

Warrants and Pre-Funded Warrants

The Warrants have an exercise price of $0.10 per share, are immediately exercisable, may be exercised on a cashless basis and expire five years after issuance. The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable until exercised in full and may be exercised on a cashless basis absent an effective resale registration statement. Both are subject to customary adjustments, and neither may be exercised to the extent the holder would beneficially own more than 4.99% (or, at the holder’s election, 9.99%) of the outstanding Common Stock, except that this limitation does not apply to Warrants or Pre-Funded Warrants held by a member of the Anchor Investor for so long as it remains a member.

Legacy Rights Agreement

The Company entered into a Legacy Rights Agreement, dated as of October 26, 2026, with Andre’ DiMino, the Company’s Chief Executive Officer and then sole director, effective at the Initial Closing. Upon specified trigger events (the Company’s failure to receive at least $1.0 million in gross proceeds at the Initial Closing, without giving effect to any waiver by the Purchasers, Company insolvency or an uncured default under material indebtedness, failure to seat the reconstituted Board (other than by reason of the Rule 14f-1 waiting period or the vacancy reserved for the additional independent director), or an uncured failure to fund the Legacy Preferred Stock), Mr. DiMino may elect within 90 days to acquire or spin off the Legacy Business. The Company received $1,300,000 at the Initial Closing, so the first of those trigger events did not occur. Neither the failure of any Subsequent Closing to occur nor the failure of aggregate gross proceeds to reach $5,000,000 is, by itself, a trigger event. Any such transaction requires approval of a majority of the disinterested independent directors and a fairness opinion or independent valuation, and any acquisition also requires cash consideration of at least fair market value, as determined by an independent valuation firm selected by a majority of the disinterested directors, and approval of a majority of the Common Stock not held by Mr. DiMino and his affiliates.

Mr. DiMino also has consent rights over specified Legacy Business matters, including his removal as Chief Executive Officer of the Legacy Subsidiary other than for cause and any requirement that the Legacy Subsidiary provide cash or credit support to the Company, information and early-warning rights and a direct right to the Legacy Preferred Stock funding, and will serve as Chief Executive Officer of the Legacy Subsidiary. The Company must use reasonable best efforts to complete the reorganization within three months after the Board Effective Time, subject to extension, after which, in specified circumstances, Mr. DiMino may require the transfer of the unfunded balance of the funding commitment (subject to the $5,000,000 threshold) to the Legacy Business on the same terms as the Legacy Transfer. The Board is also required to appoint a successor Chief Financial Officer no later than the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, unless the Board otherwise agrees. Amendments materially adverse to the Company, as determined by a majority of the disinterested directors, require approval of a majority of the Common Stock not held by Mr. DiMino and his affiliates. The agreement terminates on the earliest of a completed acquisition or spin-off, Mr. DiMino ceasing to serve as Chief Executive Officer of the Legacy Subsidiary (or, before the reorganization, of the Company or as its senior executive officer responsible for the Legacy Business) other than by termination without cause or resignation for good reason, mutual agreement and the fifth anniversary of the Initial Closing. The agreement will be submitted to the reconstituted Board for ratification, although its effectiveness is not so conditioned.

Voting Agreement

On October 26, 2026, the Company and Mr. DiMino entered into a Voting Agreement (the “Voting Agreement”), effective as of the Initial Closing, to which each Purchaser becomes a party, by executing a counterpart signature page, upon the first Closing at which it purchases securities. Under the Voting Agreement, Mr. DiMino and each Purchaser have agreed to vote all shares of Common Stock over which they have voting power in favor of the election of Mr. Burychka, Dr. Kleinfeld, the Anchor Investor’s designee (for so long as the Anchor Investor retains its designation right), the additional independent director, once appointed, and Mr. DiMino (for so long as he serves as Chief Executive Officer of the Legacy Subsidiary or, before the reorganization, of the Company or as its senior executive officer responsible for the Legacy Business, he retains at least 50% of the voting shares he held at the Initial Closing and the Legacy Rights Agreement remains in effect (the “DiMino Director Conditions”)), and not to vote to remove any of them other than for cause. On the same conditions, the Company has agreed to include Mr. DiMino in the Board’s slate of nominees and not to act to remove him as a director other than for cause. These voting obligations apply solely in the parties’ capacities as stockholders. The Voting Agreement has no fixed term. It terminates upon the written agreement of the Company, Purchasers holding a majority of the voting shares held by all Purchasers party to it and, while the DiMino Director Conditions are satisfied, Mr. DiMino, or upon a Board-approved merger, sale or other business combination after which the Company’s stockholders immediately before the transaction cease to hold a majority of the voting power, and it terminates as to any party that no longer holds voting shares or Warrants or Pre-Funded Warrants subject to it. While it remains in effect, the parties may not transfer their voting shares, Warrants or Pre-Funded Warrants other than in specified permitted transfers, including transfers to controlled or controlling affiliates, upon death, by gift to immediate family members, to bona fide estate planning vehicles, to other parties to the Voting Agreement, in a Board-approved merger or sale of the Company, in the case of Warrants and Pre-Funded Warrants, to accredited investors, and open-market sales through a broker-dealer on the trading market on which the Common Stock is then listed or quoted, without knowledge that the purchaser is a party to the Voting Agreement or an affiliate of a party. Transferees in permitted transfers, other than open-market sales and Board-approved sales of the Company, must execute a joinder agreeing to be bound by the Voting Agreement, and shares transferred in those open-market sales and sales of the Company cease to be subject to it. In addition, during each of the two 12-month periods following the Initial Closing, Mr. DiMino may not transfer, including through open-market sales, more than 10% of the voting shares he held at the Initial Closing (as adjusted for stock splits, including the Reverse Stock Split, and similar events), excluding permitted transfers for which a joinder has been delivered and Board-approved sales of the Company, except that he may exceed this limit through open-market sales with the prior written consent of a majority of the disinterested members of the Board. Any transfer in violation of these restrictions is void, and the Company will not register it. Mr. DiMino has also agreed that a failure to seat the reconstituted Board resulting from his breach of the Voting Agreement will not constitute a trigger event under the Legacy Rights Agreement.

Indemnification Agreements

The Company entered into indemnification agreements with Mr. DiMino and Mr. Burychka, which became effective at the Initial Closing, and with Klaus Kleinfeld and Greg Wasson, which will become effective at the Board Effective Time, providing for indemnification and expense advancement to the fullest extent permitted by law. Mr. DiMino’s new agreement supersedes his prior indemnification agreement with the Company.

The foregoing descriptions are qualified in their entirety by the Purchase Agreement, the forms of Warrant and Pre-Funded Warrant, the Legacy Rights Agreement, the form of indemnification agreement and the Voting Agreement, filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference. At the Initial Closing and the Subsequent Closing described in Item 1.01, the Company issued an aggregate of 15,500,000 Shares and Warrants to purchase 7,750,000 shares of Common Stock for aggregate gross proceeds of $1,550,000. The Shares and Warrants issued at those Closings were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D, based in part on the Purchasers’ representations that they are accredited investors. Any Shares, Pre-Funded Warrants and Warrants issued at additional Closings, and any shares of Common Stock issued upon exercise of the Pre-Funded Warrants and Warrants, will be issued without registration under the Securities Act in reliance on the same exemption. No placement agent was engaged and no commissions were paid.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Purchase Agreement, the Board, then consisting solely of Mr. DiMino, (i) increased the Board to two directors and elected Michael Burychka as a director, effective at the Initial Closing on October 27, 2026, and (ii) irrevocably increased the Board to five directors and elected Klaus Kleinfeld (Independent Non-Executive Chairman) and Greg Wasson (as the Anchor Investor’s designee), effective automatically at the Board Effective Time, with the fifth seat to be filled later by an independent director. The “Board Effective Time” is the later of the Initial Closing and the expiration of ten calendar days following the later of the filing with the Securities and Exchange Commission (the “SEC”) and the transmittal to the Company’s stockholders of record of an information statement on Schedule 14F-1, which the Company filed with the SEC on October 30, 2026. Mr. DiMino continues as a director, President and Chief Executive Officer, and will continue as Chief Financial Officer until the Board appoints a successor as described in Item 1.01. Existing Company management will continue to operate the Legacy Business on a day-to-day basis until its reorganization, at which point the Company expects to hire new executive officers.

The Board reconstitution will result in a change in control of the Company at the Board Effective Time. At that time, Mr. Burychka, Dr. Kleinfeld and Mr. Wasson will constitute three of the four directors then serving, and the reconstituted Board will have the power to direct the management and policies of the Company.

The Company does not currently have separately designated audit, compensation, or nominating and corporate governance committees. Following the Board Effective Time, the Board will perform those functions as a whole until standing committees are established, which the Board expects to occur following the appointment of the additional independent director. Biographical information regarding Mr. Burychka and the incoming directors is set forth below:

Michael Burychka became a director of the Company upon the Initial Closing on October 27, 2026. Mr. Burychka is a Partner at Anzu Partners, an investment firm focused on breakthrough technologies, and a Managing Member of Longview Innovation LLC, a strategic business development firm. He has served as a director of Exyn Technologies, Inc. since April 2025. Since May 2025, he has served as Managing Member of Hard Science GP, LLC, an investment management firm managing a portfolio of deep tech companies. He previously held senior positions at Barclays Capital, Lehman Brothers, IP Group PLC, and The Climate Group, where he served as Chief Financial Officer and a board member. His experience includes technology commercialization, early-stage investment, capital raising and building international businesses. The Company believes that Mr. Burychka's experience in technology commercialization, venture investment and capital markets qualifies him to serve as a director.

Klaus Kleinfeld will become a director and Independent Non-Executive Chairman of the Board at the Board Effective Time. Dr. Kleinfeld is the founder and Chief Executive Officer of K2Elevation, a company that invests in and develops international technology and healthcare enterprises. He is Chairman of KONUX, a member of the supervisory boards of Brainlab, GreyOrange and Fero Labs, and an Advisory Partner at EMH Partners GmbH. He served as Chairman and Chief Executive Officer of Constellation Acquisition Corp I from November 2020 until January 30, 2023. He served as Chief Executive Officer of Alcoa Inc. from May 2008 and as its Chairman from April 2010, continuing in those roles at Arconic Inc., formerly Alcoa Inc., until April 2017. He previously served as President and Chief Executive Officer of Siemens AG and as President and Chief Executive Officer of Siemens Corporation, its principal U.S. subsidiary. The Company believes that Dr. Kleinfeld's experience leading multinational industrial businesses, developing technology enterprises and overseeing public companies qualifies him to serve as a director and as Independent Non-Executive Chairman.

Greg Wasson will become a director at the Board Effective Time. Mr. Wasson has served as President and Founder of Wasson Enterprise, LLC, his family investment office, since 2016. He served as President and Chief Executive Officer of Walgreen Co. from 2009 through 2014. He has served as a director of P3 Health Partners Inc. and its predecessor, Foresight Acquisition Corp., since November 2020 and as a director of OptimizeRx Corporation since August 2020. The Company believes that Mr. Wasson's experience in public company leadership, healthcare, corporate strategy and investment qualifies him to serve as a director. Mr. Wasson was designated by the Anchor Investor, as defined above, pursuant to the Purchase Agreement.

The Purchaser group was coordinated by Longview Innovation LLC (“Longview”), which participated in the Initial Closing as a Purchaser for $50,000 of securities, consisting of 500,000 Shares and Warrants to purchase 250,000 shares of Common Stock, on the same terms as the other Purchasers. The Company will reimburse, from the proceeds of the Private Placement, up to $100,000 in the aggregate of the Purchasers’ reasonable and documented legal, accounting and due diligence expenses, limited to actual out-of-pocket amounts paid or payable to third parties, including expenses incurred by Longview and its counsel on behalf of the Purchaser group and in its capacity as a Purchaser, payable to Longview as the Purchasers’ designated payee. Mr. Burychka is a Managing Member of Longview and has an indirect interest in Longview’s purchase of securities in the Private Placement and in any such reimbursement.

Dr. Kleinfeld purchased 2,500,000 Shares and Warrants to purchase 1,250,000 shares of Common Stock in the Private Placement at the Subsequent Closing on October 28, 2026, for an aggregate purchase price of $250,000, on the same terms as the other Purchasers. Wasson LLC and G&K Investment Holdings LLC, which are members of the Anchor Investor group, purchased securities in the Private Placement at the Initial Closing on the same terms as the other Purchasers, consisting of (i) 2,500,000 Shares and Warrants to purchase 1,250,000 shares of Common Stock purchased by Wasson LLC and (ii) 10,000,000 Shares and Warrants to purchase 5,000,000 shares of Common Stock purchased by G&K Investment Holdings LLC, for an aggregate purchase price of $1,250,000. Mr. Wasson is the manager of each of Wasson LLC and G&K Investment Holdings LLC and has voting and dispositive power over the securities they hold, and each of them is a member of the Anchor Investor.

As of the date of this report, the Company has not established cash or equity compensation arrangements for Mr. Burychka, Dr. Kleinfeld or Mr. Wasson in connection with their election to or service on the Board. Under the Voting Agreement described in Item 1.01, Mr. DiMino and the Purchasers have agreed to vote their shares of Common Stock in favor of the election of Mr. Burychka, Dr. Kleinfeld, Mr. DiMino (while the DiMino Director Conditions are satisfied), Mr. Wasson (for so long as the Anchor Investor retains its designation right) and the additional independent director. Except as described herein, there are no arrangements or understandings pursuant to which Dr. Kleinfeld or Mr. Wasson was selected, no family relationships required to be disclosed and no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Except as described herein, there are no arrangements or understandings pursuant to which Mr. Burychka was selected, no family relationships required to be disclosed and no transactions requiring disclosure under Item 404(a) of Regulation S-K.

The information regarding the indemnification agreements set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 30, 2026, the Company issued a press release announcing the Private Placement, furnished as Exhibit 99.1.

This information, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this report regarding additional Subsequent Closings, future use of proceeds, completion of the Board reconstitution, management transition, the Legacy Business reorganization and funding, and the Reverse Stock Split are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties, including that additional Subsequent Closings may not occur, that the Company may not receive the expected additional $1,000,000 within 14 calendar days following the Initial Closing or aggregate gross proceeds may not reach $5,000,000, that conditions to the reorganization may not be satisfied, that Mr. DiMino may exercise his rights under the Legacy Rights Agreement, and those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and subsequent SEC filings. The Company undertakes no obligation to update these statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
4.1	Form of Warrant (included as Exhibit A to Exhibit 10.1)
4.2	Form of Pre-Funded Warrant (included as Exhibit B to Exhibit 10.1)
10.1*	Securities Purchase Agreement, dated as of October 26, 2026, by and among ADM Tronics Unlimited, Inc. and the Purchasers party thereto
10.2	Form of Legacy Rights Agreement (included as Exhibit F to Exhibit 10.1)
10.3#	Form of Indemnification Agreement
10.4	Form of Voting Agreement (included as Exhibit G to Exhibit 10.1)
99.1	Press Release, dated October 30, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

# Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADM TRONICS UNLIMITED, INC.

Date: October 30, 2026	By: /s/ Andre’ DiMino
Name: Andre’ DiMino
Title: Director, Chief Executive Officer, and Principal Financial Officer